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                         [COOPERS & LYBRAND LETTERHEAD]



                                EXHIBIT 16.1(b)



November 27, 1996



Mr. John M. Thompson
President and Chief Operating Officer
Innovative Tech Systems, Inc.
444 Jacksonville Road
Suite 200
Warminster, PA 18974

Dear Mr. Thompson:

This is to confirm that the client-auditor relationship between Innovative Tech Systems, Inc. (Commission File Number 33-17856-C) and Coopers & Lybrand L.L.P. has ceased.


Very truly yours,


/s/ COOPERS & LYBRAND L.L.P.
-------------------------------------------
    Coopers & Lybrand L.L.P.

cc:     Office of the Chief Accountant
        SECPS Letter File
        Securities and Exchange Commission
        Mail Stop 11-3
        450 Fifth Street, N.W.
        Washington, D.C. 20549






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